Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-41220) of Hallmark Financial Services, Inc. of our report dated March 16, 2003 relating to the consolidated financial statements for the year ended December 31, 2002, which report appears in this Form 10-K.


 /s/ PricewaterhouseCoopers LLP
 ------------------------------
 PricewaterhouseCoopers LLP
 Dallas, Texas
 March 30, 2005